Park Place - Florida

Sun Communities, Inc.®

UPDATED PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

SECOND QUARTER 2022

Safe Harbor Narrows Point Marina - Maryland

Solent Breezes - Nr Fareham, Hampshire, UK

Ocean Breeze - Florida

UPDATED NEWS RELEASE
July 25, 2022

Sun Communities, Inc. Reports 2022 Second Quarter Results

This press release has been revised to update the information set forth under the heading "Guidance – UK Operations Guidance" on page viii to include certain recently-acquired UK properties which were omitted from the original release.

The revised release reads as follows:

Southfield, Michigan, July 25, 2022 – Sun Communities, Inc. (NYSE: SUI) (the "Company" or "SUI"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") communities, recreational vehicle ("RV") resorts and marinas (collectively, the "properties"), today reported its second quarter results for 2022.

Financial Results for the Quarter and Six Months Ended June 30, 2022

For the quarter ended June 30, 2022, total revenues increased by $210.4 million, or 34.8 percent, to $814.3 million compared to $603.9 million for the same period in 2021. Net income attributable to common shareholders was $74.0 million, or $0.61 per diluted common share, compared to net income attributable to common shareholders of $110.8 million, or $0.98 per diluted common share, for the same period in 2021.

For the six months ended June 30, 2022, total revenues increased by $316.9 million, or 30.3 percent, to approximately $1.4 billion compared to approximately $1.0 billion for the same period in 2021. Net income attributable to common stockholders was $74.7 million, or $0.63 per diluted common share, compared to net income attributable to common stockholders of $135.6 million, or $1.22 per diluted common share, for the same period in 2021.

Non-GAAP Financial Measures and Portfolio Performance

•Core Funds from Operations ("Core FFO")(1) for the quarter ended June 30, 2022, was $2.02 per diluted share and OP unit ("Share") as compared to $1.80 in the corresponding period in 2021, a 12.2 percent increase. Core FFO(1) for the six months ended June 30, 2022, was $3.37 per share as compared to $3.08 in the corresponding period, an increase of 9.4 percent.

•Constant Currency Core FFO for the quarter and six months ended June 30, 2022, was $2.04 per Share and $3.39 per Share, respectively, when translating the Company's results from the United Kingdom ("UK"), Canada and Australia at the foreign currency translation rates used in first quarter 2022 guidance.

•Same Property(2) Net Operating Income ("NOI")(1) for the Company's MH and RV properties increased by 3.6 percent for the quarter ended June 30, 2022, and 5.5 percent for the six months ended June 30, 2022 as compared to the corresponding periods in 2021.

i

•Same Property(2) NOI for the Company's Marina properties increased by 7.1 percent for the quarter ended June 30, 2022, and 5.0 percent for the six months ended June 30, 2022 as compared to the corresponding periods in 2021.

•Acquisitions totaled $1.8 billion during and subsequent to the quarter ended June 30, 2022, including 56 MH communities in the United States and the UK and three marinas in the United States.

"Sun produced solid earnings growth in the second quarter, driven by positive revenue and NOI growth across the portfolio, along with the contribution from recent acquisitions," said Gary A. Shiffman, Chairman and CEO. "We delivered another record quarter of revenue-producing site gains which should contribute to sustained revenue growth. We are continuing to see healthy demand for attainable housing and affordable vacations, and while transient RV is coming off of record levels; the desire to be at a Sun Outdoors RV resort is evident as we convert transient guests to annual customers as vacationers make a Sun community their long-term destination. Additionally, we completed the acquisition of Park Holidays in the UK and are focused on integrating these assets into our MH portfolio and realizing their accretive value. Sun has a cycle-tested portfolio of communities, resorts and marinas that deliver durable and reliable cash flows. We continue to see very favorable supply-demand dynamics and have a differentiated and experienced platform to acquire, develop and efficiently operate properties to create shareholder value."

OPERATING HIGHLIGHTS

Portfolio Occupancy

Total MH and annual RV occupancy was 97.2 percent at June 30, 2022 as compared to 97.4 percent at June 30, 2021, a decrease of 20 basis points.

During the quarter ended June 30, 2022, the number of MH and annual RV revenue producing sites increased by 950 sites as compared to an increase of 583 sites during the quarter ended June 30, 2021, a 63.0 percent increase.

During the six months ended June 30, 2022, MH and annual RV revenue producing sites increased by 1,620 sites as compared to an increase of 1,097 sites during the six months ended June 30, 2021, a 47.7 percent increase.

Same Property(2) Results - MH and RV

For the 425 MH and RV properties owned and operated by the Company since January 1, 2021, the following table reflects the percentage increases, both in total, and by segment, for the quarter and six months ended June 30, 2022:

	Quarter Ended June 30, 2022
	Total MH and RV Same Property	MH Same Property	RV Same Property
Revenue	4.8%	4.4%	5.4%
Expense	7.3%	8.3%	6.4%
NOI	3.6%	3.1%	4.6%

	Six Months Ended June 30, 2022
	Total MH and RV Same Property	MH Same Property	RV Same Property
Revenue	6.8%	4.4%	11.3%
Expense	9.7%	8.6%	11.0%
NOI	5.5%	3.1%	11.5%

Same Property adjusted occupancy(3) increased to 98.5 percent at June 30, 2022 from 96.8 percent at June 30, 2021, an increase of 170 basis points.

Same Property(2) Results - Marina

For the 101 Marina properties owned and operated by the Company since January 1, 2021, the following table reflects the percentage increases for the quarter and six months ended June 30, 2022:

	Quarter Ended June 30, 2022	Six Months Ended June 30, 2022
Revenue	6.1%	6.8%
Expense	3.4%	10.0%
NOI	7.1%	5.0%

UK Operations Results

During the quarter ended June 30, 2022, as previously announced, the Company acquired Park Holidays, a portfolio of 40 properties and an additional two properties that are managed by the Park Holidays team. UK operations, a component of the Company's MH segment, contributed $40.5 million of NOI in the quarter ended June 30, 2022. Refer to page 16 for additional information regarding UK operating results.

PORTFOLIO ACTIVITY

Acquisitions and Dispositions

During and subsequent to the quarter ended June 30, 2022, the Company acquired the following properties:

Property Name	Property Type	Sites, Wet Slips and Dry Storage Spaces	Development Sites	State, Province or Country	Total Purchase Price (in millions)	Month Acquired
Park Holidays(a)	MH	15,906	1,140	UK	$1,242.1	April
Christies Parks(b)	MH	249	—	UK	10.1	April
Bluewater Yacht Sales	Marina	200	—	Various states	25.0	April
Jarrett Bay Boatworks (Bluewater Yacht Sales)(b)	Marina	—	—	Various states	17.6	April
Bodmin Holiday Park	MH	69	—	UK	12.6	April
Kittery Point	Marina	62	—	ME	7.9	May
Spanish Trails MHC	MH	195	6	AZ	21.9	June
Pine Acre Trails	MH	251	603	TX	29.7	June
Bel Air Estates & Sunrise Estates(c)	MH	379	—	CA	40.0	June
Park Leisure(d)	MH	2,914	391	UK	223.4	June
Subtotal		20,225	2,140		$1,630.3

Acquisitions subsequent to quarter end
Gurney's Star Island Marina & Resort	Marina	230	—	NY	$190.0	July
Subtotal		230	—		$190.0

Total acquisitions		20,455	2,140		$1,820.3
(a) Includes 40 owned and two managed properties.
(b) Combined with an existing property.
(c) Includes two properties.
(d) Includes 11 communities.

During and subsequent to the six months ended June 30, 2022, the Company acquired 63 properties totaling 21,860 sites, wet slips and dry storage spaces and 2,596 sites for expansion for a total purchase price of $2.1 billion.

Development and Expansion Activities

During and subsequent to the quarter ended June 30, 2022, the Company acquired three land parcels located in the United States for the potential development of over 650 sites, for an aggregate purchase price of $10.7 million.

During the quarter and the six months ended June 30, 2022, the Company completed the construction of nearly 110 sites and over 134 sites, respectively, in one ground-up development and three expansion sites.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

Debt

As of June 30, 2022, the Company had $6.9 billion in debt outstanding. The weighted average interest rate was 3.4 percent and the weighted average years to maturity was 7.9 years. At June 30, 2022, the Company's net debt to trailing twelve-month Recurring EBITDA(1) ratio was 6.3 times.

Senior Credit Facility Amendment

As previously announced, during the quarter ended June 30, 2022, in conjunction with the closing of the Park Holidays acquisition, the Company amended its senior credit facility.

The amendment increased the aggregate amount of the Company's senior credit facility to $4.2 billion with the ability to upsize the total borrowings by an additional $800.0 million, subject to certain conditions. The increased aggregate amount under the senior credit facility consists of the following: (a) a revolving loan in the amount up to $3.05 billion and (b) a term loan facility of $1.15 billion, with the ability to draw funds from the combined facilities in U.S. dollars, Pounds sterling, Euros, Canadian dollars and Australian dollars, subject to certain limitations. The amendment extended the maturity date of the revolving loan facility to April 7, 2026. At the Company's option, that maturity date may be extended two additional six-month periods. In addition, the amendment established the maturity date of the term loan facility under the amendment as April 7, 2025, which may not be further extended.

Senior Unsecured Notes

As previously announced, during the quarter ended June 30, 2022, the Company issued $600.0 million of senior unsecured notes with an interest rate of 4.2 percent and a 10-year term, due April 15, 2032 (the "2032 Notes"). The net proceeds from the offering were $592.3 million after deducting underwriters' discounts and estimated offering expenses. The Company used the net proceeds from the offering to repay borrowings outstanding under its senior credit facility.

In connection with the 2032 Notes issuance, the Company settled four 10-year Treasury rate locks totaling $600.0 million and received a settlement payment of $35.3 million. This lowered the effective interest rate on the 2032 Notes from 4.2 percent to 3.6 percent.

Interest Rate Swap

Subsequent to the quarter ended June 30, 2022, the Company entered into interest rate swap agreements to hedge variable rate borrowings of £400.0 million under the term loan on the Senior Credit Facility. The interest rate swaps lock in a total fixed rate, inclusive of spread, of 3.67 percent through the term loan maturity date of April, 2025.
v

Equity Transactions

Forward Share Settlements

As previously announced, during the quarter ended June 30, 2022, the Company settled forward sale agreements with respect to 1,200,000 shares of common stock under its at the market offering sales program and 4,025,000 shares of common stock in connection with its November 2021 registered forward equity offering. The aggregate net proceeds from the settlement of these forward sale agreements was $934.9 million. The Company used the net proceeds to repay borrowings outstanding under its senior credit facility.

Subsequent to the quarter ended June 30, 2022, the Company settled forward sale agreements with respect to 986,909 shares of common stock under its at the market offering sales program. The aggregate net proceeds from the settlement of these forward sale agreements was $180.7 million. The Company used the net proceeds to repay borrowings outstanding under its senior credit facility.

At the Market Offering

During the quarter ended June 30, 2022, the Company entered into forward sale agreements with respect to 290,600 shares of common stock under its at the market offering program for $50.1 million. These forward sale agreements were not settled as of June 30, 2022, but the Company expects to settle them by June 30, 2023.

The following table presents the Company's outstanding unsettled forward sale agreements as of July 22, 2022:

Forward Equity Agreements	Shares Sold	Shares Settled	Shares Remaining	Net Proceeds Received (in millions)	Anticipated Net Proceeds Remaining (in millions)
Q3 2021 ATM Forward Agreements	107,400	—	107,400	$—	$21.4
Q1 2022 ATM Forward Agreements	600,503	455,500	145,003	80.3	26.0
Q2 2022 ATM Forward Agreements	290,600	18,700	271,900	3.4	46.7
Total Unsettled Forward Equity Agreements	998,503	474,200	524,303	$83.7	$94.1

GUIDANCE

The Company is updating its full-year guidance for Basic earnings per share and incorporating the anticipated effects from translating the Company's results from the UK, Canada and Australia by introducing a constant currency adjustment to Core FFO ("Constant Currency Core FFO") per fully diluted share(1)(4). The Company is revising its full-year guidance for Basic earnings per share from the prior range of $2.46 - $2.58 to a new range of $1.91 - $2.01. The Company is revising its Constant Currency Core FFO per fully diluted share(1)(4) from $7.20 - $7.32 to a new range of $7.22 - $7.32, representing a 1-cent increase at the midpoint. The Company is also establishing guidance for third quarter Basic earnings per share and Constant Currency Core FFO per fully diluted share(1)(4) of $1.25 - $1.30 and $2.56 - $2.61, respectively. Reconciliations of projected Basic earnings per share to Constant Currency Core FFO per fully diluted share(1)(4) are as follows:

Reconciliation of Basic earnings per share to Core FFO per diluted share and Constant Currency Core FFO per diluted share(1)(4)	Previous Range FY 2022E		Revised Range FY 2022E		3Q 2022E
Basic earnings per share	$2.46	$2.58	$1.91	$2.01	$1.25	$1.30
Depreciation and amortization	4.65	4.65	4.94	4.94	1.26	1.26
Gain on sale of assets	(0.46)	(0.46)	(0.51)	(0.51)	(0.09)	(0.09)
Other adjustments(a)	0.55	0.55	0.83	0.83	0.10	0.10
Core FFO per fully diluted Share	$7.20	$7.32	$7.17	$7.27	$2.52	$2.57
Constant currency adjustment(b)	—	—	0.05	0.05	0.04	0.04
Constant Currency Core FFO per fully diluted share	$7.20	$7.32	$7.22	$7.32	$2.56	$2.61
(a) Other adjustments include the same categories presented in the table that reconciles the Net income attributable to SUI common shareholders to FFO on page 9.
(b) The Company calculates the foreign currency translation impact comparing the weighted average foreign currency rate for revised guidance ($1.2146 U.S. dollars ("USD") per British pound sterling ("GBP")) with the weighted average foreign currency rate used in April 2022 guidance ($1.330 USD per GBP). The impact of fluctuations in Canadian and Australian foreign currency rates on revised or initial guidance are not material.

Basic earnings per share, Core FFO per fully diluted share(1)(4) and Constant Currency Core FFO per fully diluted share(1)(4) are calculated independently for each quarter; as a result, the sum of the quarters may differ from the annual calculation. Seasonality of Constant Currency Core FFO per fully diluted Share(1)(4) is based off the midpoint of full-year guidance and is expected to be as follows:

	1Q22	2Q22	3Q22	4Q22
Seasonality of Constant Currency Core FFO per fully diluted Share(1)(4)	18.5%	28.0%	35.5%	18.0%

Same Property NOI Growth: The Company is updating its expectations for Same Property NOI Growth as follows:

	Previous Range	Revised Range	Guidance
MH and RV 2022 Same Property Portfolio (428 properties):	FY 2022E	FY 2022E	3Q 2022E
MH and RV Same Property NOI(1) growth	6.5% - 7.3%	6.0% - 6.8%	6.4% - 7.2%

Within the Marina Portfolio, certain amounts have been revised to conform with current presentation, with no effect on net income. These include reclassifications of certain revenues and expenses between Real property and Service, retail, dining and entertainment within our Marina portfolio. 2021 Same Property Marina NOI is presented below reflecting these reclassifications, along with updated guidance on NOI growth the Company expects from the 2022 same property Marina portfolio:

Marina 2022 Same Property Portfolio (101 properties) (in milions):	2021 Marina Same Property NOI(1) Originally Reported in Feb-2022 for FY 2022 Guidance	2021 Marina Same Property NOI(1) Reclassified for FY 2022 Guidance, As Revised
Marina Same Property NOI(1)	$132.2	$151.1

	Original Guidance FY 2022E Provided in Feb-2022	Current Guidance
Marina 2022 Same Property Growth:		FY 2022E	3Q22E
Marina Same Property NOI(1) growth	6.0% - 7.4%	6.0% - 6.8%	7.6% - 9.0%

	1H22	3Q22	4Q22
Seasonality of Marina Same Property NOI(1)	45.2%	31.5%	23.3%

UK Operations Guidance: For the third quarter ending September 30, 2022, and the six months ending December 31, 2022, the Company is establishing guidance for NOI from its UK Operations, including Park Holidays and other UK acquisitions, before and after the anticipated effects from currency translation. The following guidance for UK Operations is incorporated into the Company's Core FFO per fully diluted share(1)(4) and Constant Currency Core FFO per fully diluted share(1)(4) guidance and seasonality figures provided above (in millions).

	Quarter Ending	Six Months Ending
	September 30, 2022	December 31, 2022
UK Operations NOI	$66.8 - $70.3	$91.8 - $96.6
UK Operations NOI - constant currency	$73.2 - $77.0	$100.5 - $105.8

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions and capital markets activity completed through July 25, 2022. These estimates exclude prospective acquisitions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

EARNINGS CONFERENCE CALL

A conference call to discuss second quarter results will be held on Tuesday, July 26, 2022 at 11:00 A.M. (ET). To participate, call toll-free (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through August 9, 2022 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13730379. The conference call will be available live on Sun Communities' website located at www.suncommunities.com. The replay will also be available on the website.

SUI is a REIT that, as of June 30, 2022, owned, operated, or had an interest in a portfolio of 661 developed MH, RV and Marina properties comprising over 180,300 developed sites and over 45,900 wet slips and dry storage spaces in 39 states, Canada, Puerto Rico and the UK.

For more information about SUI, please visit www.suncommunities.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this filing that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this filing. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to:

•Outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;
•Changes in general economic conditions, including inflation, deflation, and energy costs, the real estate industry and the markets in which the Company operates;
•Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
•The Company's liquidity and refinancing demands;
•The Company's ability to obtain or refinance maturing debt;
•The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;
•Availability of capital;

•Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and Pounds sterling;
•The Company's ability to maintain rental rates and occupancy levels;
•The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•Increases in interest rates and operating costs, including insurance premiums and real property taxes;
•The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•Increases in interest rates and operating costs, including insurance premiums and real property taxes;
•Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;
•General volatility of the capital markets and the market price of shares of the Company's capital stock;
•The Company's ability to maintain its status as a REIT;
•Changes in real estate and zoning laws and regulations;
•Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
•Litigation, judgments or settlements;
•Competitive market forces;
•The ability of purchasers of manufactured homes and boats to obtain financing; and
•The level of repossessions by manufactured home and boat lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this filing, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.
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Portfolio Overview, Research Coverage and Inquiries
(As of June 30, 2022)

United Kingdom
20,679
780
1,330
75
5,239
475
591
33,124
3,740
209
3,430
240
2,399 / 221
3,141
2,786
927 / 2,517
3,421
2,005 / 3,325
4,040 / 411
1,716
1,857 / 2,608
324
927
9,313
4,133
3,539
413
2,235
4,176
2,925
1,027
1,536
3,439
424
330
2,372
5,503
162
582
545
385
1,123
2,606
2,624
1,816
155
586
167
723
1,417
2,835
11,058
2,064
334
46,423
5,106
1,606
Puerto Rico

Total Number of Sites /
Wet Slips and Dry Storage Spaces: 226,219

Headquarters

MH & RV Sites (180,314)

Marina Wet Slips & Dry Storage Spaces (45,905)

RESEARCH COVERAGE

Refer to the Investor relations section of our website for research analyst coverage detail.

INQUIRIES

The Company welcomes questions or comments from shareholders, analysts, investment managers, media or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500
2nd Quarter 2022 Supplemental Information     1          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in millions, except for *)

	Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Financial Information
Total revenues	$814.3	$548.5	$542.4	$684.3	$603.9
Net income	$81.3	$1.5	$14.8	$250.2	$120.8
Net income attributable to SUI common shareholders	$74.0	$0.7	$12.8	$231.8	$110.8
Basic earnings per share*	$0.61	$0.01	$0.11	$2.00	$0.98
Diluted earnings per share*	$0.61	$0.01	$0.11	$2.00	$0.98

Cash distributions declared per common share*	$0.88	$0.88	$0.83	$0.83	$0.83

FFO attributable to SUI common shareholders and dilutive convertible securities(1)(4)	$246.0	$155.3	$152.3	$223.1	$198.4
Core FFO attributable to SUI common shareholders and dilutive convertible securities(1)(4)	$254.6	$162.8	$155.8	$244.5	$209.6
Constant Currency Core FFO Attributable to SUI Shareholders and Dilutive Convertible Securities	$256.6	N/A	N/A	N/A	N/A
FFO attributable to SUI common shareholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.95	$1.28	$1.28	$1.92	$1.70
Core FFO attributable to SUI common shareholders and dilutive convertible securities(1)(4) per share - fully diluted*	$2.02	$1.34	$1.31	$2.11	$1.80
Constant Currency Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities Per Share - Fully Diluted*	$2.04	N/A	N/A	N/A	N/A

Recurring EBITDA(1)	$328.4	$221.0	$208.6	$314.5	$268.1

Balance Sheet
Total assets	$16,397.8	$13,914.2	$13,494.1	$12,583.3	$12,041.0
Total debt	$6,930.9	$6,076.5	$5,671.8	$4,689.4	$4,311.2
Total liabilities	$8,566.3	$6,980.7	$6,474.6	$5,488.5	$5,099.6

	Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Operating Information*
Properties	661	603	602	584	569

United States and Canada
Manufactured home sites	99,185	98,279	98,621	98,301	97,448
Annual RV sites	31,768	31,121	30,540	29,640	28,807
Transient RV sites	28,682	29,267	29,847	27,922	27,032
Total sites	159,635	158,667	159,008	155,863	153,287
Marina wet slips and dry storage spaces(a)	45,905	45,725	45,155	43,615	40,179

MH occupancy	96.3%	96.7%	96.6%	96.6%	96.7%
Annual RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV occupancy	97.2%	97.5%	97.4%	97.4%	97.4%

United Kingdom
Manufactured home sites	17,330	616	N/A	N/A	N/A
Transient RV sites	3,349	—	N/A	N/A	N/A
Total sites	20,679	616	—	—	—

MH occupancy	91.4%	94.8%	N/A	N/A	N/A
(a) Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.
2nd Quarter 2022 Supplemental Information     2          Sun Communities, Inc.

	Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Revenue Producing Site Net Gains(5)*
MH net leased sites(i)	132	65	321	144	226
RV net leased sites(i)	818	605	489	432	357
Total net leased sites(i)	950	670	810	576	583
(i) These figures do not include UK operations volumes.
2nd Quarter 2022 Supplemental Information     3          Sun Communities, Inc.

Consolidated Balance Sheets
(amounts in millions)

	June 30, 2022	December 31, 2021
Assets
Land	$3,766.7	$2,556.3
Land improvements and buildings	10,867.1	9,958.3
Rental homes and improvements	580.6	591.7
Furniture, fixtures and equipment	749.9	656.4
Investment property	15,964.3	13,762.7
Accumulated depreciation	(2,554.3)	(2,337.2)
Investment property, net	13,410.0	11,425.5
Cash, cash equivalents and restricted cash	184.7	78.2
Marketable securities	114.6	186.9
Inventory of manufactured homes	108.1	51.1
Notes and other receivables, net	509.0	469.6
Goodwill	954.0	495.4
Other intangible assets, net	399.1	306.8
Other assets, net	718.3	480.6
Total Assets	$16,397.8	$13,494.1
Liabilities
Secured debt	$3,335.7	$3,380.7
Unsecured debt	3,595.2	2,291.1
Distributions payable	109.3	98.4
Advanced reservation deposits and rent	385.2	242.8
Accrued expenses and accounts payable	361.0	237.5
Other liabilities	779.9	224.1
Total Liabilities	8,566.3	6,474.6
Commitments and contingencies
Temporary equity	293.3	288.9
Shareholders' Equity
Common stock	1.2	1.2
Additional paid-in capital	9,159.1	8,175.6
Accumulated other comprehensive income / (loss)	(28.3)	3.1
Distributions in excess of accumulated earnings	(1,684.7)	(1,556.0)
Total SUI shareholders' equity	7,447.3	6,623.9
Noncontrolling interests
Common and preferred OP units	86.2	86.8
Consolidated entities	4.7	19.9
Total noncontrolling interests	90.9	106.7
Total Shareholders' Equity	7,538.2	6,730.6
Total Liabilities, Temporary Equity and Shareholders' Equity	$16,397.8	$13,494.1
2nd Quarter 2022 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(In millions, except for per share amounts) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30, 2022	June 30, 2021	Change	% Change	June 30, 2022	June 30, 2021	Change	% Change
Revenues
Real property (excluding transient)	$389.6	$328.3	$61.3	18.7%	$732.8	$626.3	$106.5	17.0%
Real property - transient	98.1	77.0	21.1	27.4%	143.1	109.5	33.6	30.7%
Home sales	142.7	81.8	60.9	74.4%	207.4	134.0	73.4	54.8%
Service, retail, dining and entertainment	168.0	107.1	60.9	56.9%	248.8	157.8	91.0	57.7%
Interest	7.3	2.8	4.5	160.7%	14.1	5.4	8.7	161.1%
Brokerage commissions and other, net	8.6	6.9	1.7	24.6%	16.6	12.9	3.7	28.7%
Total Revenues	814.3	603.9	210.4	34.8%	1,362.8	1,045.9	316.9	30.3%
Expenses
Property operating and maintenance	155.2	123.8	31.4	25.4%	284.5	224.4	60.1	26.8%
Real estate tax	27.7	23.2	4.5	19.4%	53.8	45.6	8.2	18.0%
Home costs and selling	92.9	58.8	34.1	58.0%	138.8	100.4	38.4	38.2%
Service, retail, dining and entertainment	147.9	84.7	63.2	74.6%	218.4	133.1	85.3	64.1%
General and administrative	62.2	45.3	16.9	37.3%	117.9	83.5	34.4	41.2%
Catastrophic event-related charges, net	0.1	0.4	(0.3)	(75.0)%	0.1	2.8	(2.7)	(96.4)%
Business combinations	15.0	(0.2)	15.2	N/M	15.5	1.0	14.5	N/M
Depreciation and amortization	150.2	127.1	23.1	18.2%	298.7	251.0	47.7	19.0%
Loss on extinguishment of debt	0.1	8.1	(8.0)	(98.8)%	0.4	8.1	(7.7)	(95.1)%
Interest	55.3	37.7	17.6	46.7%	100.5	77.2	23.3	30.2%
Interest on mandatorily redeemable preferred OP units / equity	1.1	1.0	0.1	10.0%	2.1	2.0	0.1	5.0%
Total Expenses	707.7	509.9	197.8	38.8%	1,230.7	929.1	301.6	32.5%
Income Before Other Items	106.6	94.0	12.6	13.4%	132.1	116.8	15.3	13.1%
Gain / (loss) on remeasurement of marketable securities	(32.3)	27.5	(59.8)	N/M	(66.8)	31.2	(98.0)	N/M
Gain / (loss) on foreign currency exchanges	9.0	(0.1)	9.1	N/M	6.8	(0.1)	6.9	N/M
Gain / (loss) on dispositions of properties	(0.1)	—	(0.1)	N/A	13.3	—	13.3	N/A
Other income / (expense), net(6)	0.4	(0.2)	0.6	N/M	(0.2)	(0.7)	0.5	(71.4)%
Gain on remeasurement of notes receivable	—	0.1	(0.1)	N/A	0.2	0.5	(0.3)	(60.0)%
Income from nonconsolidated affiliates	0.9	0.8	0.1	12.5%	1.8	2.0	(0.2)	(10.0)%
Gain / (loss) on remeasurement of investment in nonconsolidated affiliates	0.4	(0.1)	0.5	N/M	0.5	—	0.5	N/A
Current tax expense	(3.9)	(1.2)	(2.7)	(225.0)%	(5.2)	(1.0)	(4.2)	420.0%
Deferred tax benefit	0.3	—	0.3	N/A	0.3	0.1	0.2	200.0%
Net Income	81.3	120.8	(39.5)	(32.7)%	82.8	148.8	(66.0)	(44.4)%
Less: Preferred return to preferred OP units / equity interests	3.1	3.0	0.1	3.3%	6.1	5.9	0.2	3.4%
Less: Income attributable to noncontrolling interests	4.2	7.0	(2.8)	(40.0)%	2.0	7.3	(5.3)	(72.6)%
Net Income Attributable to SUI Common Shareholders	$74.0	$110.8	$(36.8)	(33.2)%	$74.7	$135.6	$(60.9)	(44.9)%

Weighted average common shares outstanding - basic	120.0	112.1	7.9	7.0%	117.6	110.0	7.6	6.9%
Weighted average common shares outstanding - diluted	120.0	112.1	7.9	7.0%	120.4	112.6	7.8	6.9%

Basic earnings per share	$0.61	$0.98	$(0.37)	(37.8)%	$0.63	$1.22	$(0.59)	(48.4)%
Diluted earnings per share	$0.61	$0.98	$(0.37)	(37.8)%	$0.63	$1.22	$(0.59)	(48.4)%
N/M = Percentage change is not meaningful.
N/A = Percentage change is not applicable.
2nd Quarter 2022 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in millions, units / shares outstanding in thousands, except for *)

Outstanding Securities - As of June 30, 2022

	Number of Units / Shares Outstanding	Conversion Rate*	If Converted(a)	Issuance Price* Per Unit	Annual Distribution Rate
Non-convertible Securities
Common shares	121,644	N/A	N/A	N/A	$3.52^

Convertible Securities
Common OP units	2,565	1.0000	2,565	N/A	Mirrors common shares distributions

Series A-1 preferred OP units	272	2.4390	664	$100	6.00%
Series A-3 preferred OP units	40	1.8605	75	$100	4.50%
Series C preferred OP units	306	1.1100	340	$100	5.00%
Series D preferred OP units	489	0.8000	391	$100	4.00%
Series E preferred OP units	85	0.6897	59	$100	5.50%
Series F preferred OP units	90	0.6250	56	$100	3.00%
Series G preferred OP units	241	0.6452	155	$100	3.20%
Series H preferred OP units	581	0.6098	355	$100	3.00%
Series I preferred OP units	922	0.6098	562	$100	3.00%
Series J preferred OP units	240	0.6061	145	$100	2.85%
^ Annual distribution is based on the last quarterly distribution annualized.
(a) Calculation may yield minor differences due to fractional shares paid in cash to the stockholder at conversion.

Capitalization - As of June 30, 2022

Equity	Shares	Share Price*	Total
Common shares	121,644	$159.36	$19,385.2
Common OP units	2,565	$159.36	408.8
Subtotal	124,209		$19,794.0

Preferred OP units, as converted	2,802	$159.36	446.5
Total diluted shares outstanding	127,011		$20,240.5

Debt
Secured debt			$3,335.7
Unsecured debt			3,595.2
Total debt			$6,930.9

Total Capitalization			$27,171.4
2nd Quarter 2022 Supplemental Information     6          Sun Communities, Inc.

Debt Analysis
(amounts in millions, except for *)

	Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Debt Outstanding
Secured debt	$3,335.7	$3,366.6	$3,380.7	$3,403.4	$3,457.7
Unsecured debt
Senior unsecured notes	1,778.6	1,186.7	1,186.4	591.3	591.7
Line of credit and other debt(7)	1,746.7	1,453.3	1,034.8	624.8	191.9
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35.2	35.2	35.2	35.2	35.2
Preferred OP units - mandatorily redeemable	34.7	34.7	34.7	34.7	34.7
Total unsecured debt	3,595.2	2,709.9	2,291.1	1,286.0	853.5
Total debt	$6,930.9	$6,076.5	$5,671.8	$4,689.4	$4,311.2

% Fixed / Floating*
Fixed	74.9%	76.2%	81.8%	86.7%	94.7%
Floating	25.1%	23.8%	18.2%	13.3%	5.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates*
Secured debt	3.78%	3.78%	3.78%	3.78%	3.75%
Senior unsecured notes	3.10%	2.55%	2.55%	2.70%	2.70%
Line of credit and other debt(7)	2.76%	1.25%	0.98%	0.98%	0.93%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	5.93%	5.93%	5.93%	5.93%	5.93%
Total average	3.37%	2.96%	3.04%	3.30%	3.52%

Debt Ratios*
Net Debt / Recurring EBITDA(1) (TTM)	6.3	5.9	5.7	4.9	5.1
Net Debt / Enterprise Value	25.0%	21.9%	18.0%	17.1%	16.8%
Net Debt / Gross Assets	35.7%	36.6%	35.4%	31.2%	29.6%

Coverage Ratios*
Recurring EBITDA(1) (TTM) / Interest	5.9	6.2	6.2	6.1	5.6
Recurring EBITDA(1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	5.8	6.0	6.0	6.0	5.5

Maturities / Principal Amortization Next Five Years	2022	2023	2024	2025	2026
Secured debt
Maturities	$55.1	$185.6	$315.4	$50.6	$521.6
Principal amortization	30.6	60.9	57.4	54.0	45.9
Line of credit and other debt(7)	3.0	10.0	10.0	1,065.2	662.0
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	33.4	1.8	—
Preferred OP units - mandatorily redeemable	—	—	27.4	—	—
Total	$88.7	$256.5	$443.6	$1,171.6	$1,229.5

Weighted average rate of maturities*	4.65%	4.08%	4.47%	4.04%	3.75%

2nd Quarter 2022 Supplemental Information     7          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

2nd Quarter 2022 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to SUI Common Shareholders to FFO(1)
(amounts in millions, except for per share data)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Income Attributable to SUI Common Shareholders	$74.0	$110.8	$74.7	$135.6
Adjustments
Depreciation and amortization	149.5	126.7	297.8	250.5
Depreciation on nonconsolidated affiliates	0.1	—	0.1	0.1
(Gain) / loss on remeasurement of marketable securities	32.3	(27.5)	66.8	(31.2)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.4)	0.1	(0.5)	—
Gain on remeasurement of notes receivable	—	(0.1)	(0.2)	(0.5)
Income attributable to noncontrolling interests	4.2	5.0	2.0	4.9
Returns on preferred OP units	3.4	1.0	6.7	1.9
(Gain) / loss on dispositions of properties	0.1	—	(13.3)	—
Gain on dispositions of assets, net	(17.2)	(17.6)	(32.3)	(25.8)
FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities(1)(4)	$246.0	$198.4	$401.8	$335.5

Adjustments
Business combination expense and other acquisition related costs(8)	17.8	2.3	20.9	4.2
Loss on extinguishment of debt	0.1	8.1	0.4	8.1
Catastrophic event-related charges, net	0.2	0.4	0.2	2.8
Loss of earnings - catastrophic event-related	—	—	—	0.2
(Gain) / loss on foreign currency exchanges	(9.0)	0.1	(6.8)	0.1
Other adjustments, net(9)	(0.5)	0.3	1.4	0.2
Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities(1)(4)	$254.6	$209.6	$417.9	$351.1
Adjustment
Foreign currency impact(a)	2.0	—	2.0	—
Constant Currency Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities	$256.6	$209.6	$419.9	$351.1

Weighted average common shares outstanding - basic	120.0	112.1	117.6	110.0
Add
Common shares dilutive effect from forward equity sale	—	—	0.2	—
Restricted stock	0.3	0.6	0.4	0.4
Common OP units	2.6	2.6	2.6	2.6
Common stock issuable upon conversion of certain preferred OP units	3.1	1.1	3.1	1.1
Weighted Average Common Shares Outstanding - Fully Diluted	126.0	116.4	123.9	114.1

FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.95	$1.70	$3.24	$2.94

Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$2.02	$1.80	$3.37	$3.08

Constant Currency Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities Per Share - Fully Diluted	$2.04	$1.80	$3.39	$3.08
(a) The Company calculated the foreign currency translation impact by comparing the actual weighted average foreign currency rates of $1.2598 U.S. dollars ("USD") per GBP, $0.7828 USD per CAD and $0.7241 USD per AUD, with the weighted average foreign currency rates used for the guidance of $1.330 USD per GBP, $0.770 USD per CAD and $0.756 USD per AUD, respectively.

2nd Quarter 2022 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to SUI Common Shareholders to NOI(1)
(amounts in millions)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Income Attributable to SUI Common Shareholders	$74.0	$110.8	$74.7	$135.6
Interest income	(7.3)	(2.8)	(14.1)	(5.4)
Brokerage commissions and other revenues, net	(8.6)	(6.9)	(16.6)	(12.9)
General and administrative	62.2	45.3	117.9	83.5
Catastrophic event-related charges, net	0.1	0.4	0.1	2.8
Business combination expense	15.0	(0.2)	15.5	1.0
Depreciation and amortization	150.2	127.1	298.7	251.0
Loss on extinguishment of debt	0.1	8.1	0.4	8.1
Interest expense	55.3	37.7	100.5	77.2
Interest on mandatorily redeemable preferred OP units / equity	1.1	1.0	2.1	2.0
(Gain) / loss on remeasurement of marketable securities	32.3	(27.5)	66.8	(31.2)
(Gain) / loss on foreign currency exchanges	(9.0)	0.1	(6.8)	0.1
(Gain) / loss on disposition of properties	0.1	—	(13.3)	—
Other (income) / expense, net(6)	(0.4)	0.2	0.2	0.7
Gain on remeasurement of notes receivable	—	(0.1)	(0.2)	(0.5)
Income from nonconsolidated affiliates	(0.9)	(0.8)	(1.8)	(2.0)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.4)	0.1	(0.5)	—
Current tax expense	3.9	1.2	5.2	1.0
Deferred tax benefit	(0.3)	—	(0.3)	(0.1)
Preferred return to preferred OP units / equity interests	3.1	3.0	6.1	5.9
Less: Income attributable to noncontrolling interests	4.2	7.0	2.0	7.3
NOI(1)	$374.7	$303.7	$636.6	$524.1

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Real Property NOI(1)	$304.8	$258.3	$537.6	$465.8
Home Sales NOI(1)	49.8	23.0	68.6	33.6
Service, retail, dining and entertainment NOI(1)	20.1	22.4	30.4	24.7
NOI(1)	$374.7	$303.7	$636.6	$524.1

2nd Quarter 2022 Supplemental Information     10          Sun Communities, Inc.

Reconciliation of Net Income Attributable to SUI Common Shareholders to Recurring EBITDA(1)
(amounts in millions)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Income Attributable to SUI Common Shareholders	$74.0	$110.8	$74.7	$135.6
Adjustments
Depreciation and amortization	150.2	127.1	298.7	251.0
Loss on extinguishment of debt	0.1	8.1	0.4	8.1
Interest expense	55.3	37.7	100.5	77.2
Interest on mandatorily redeemable preferred OP units / equity	1.1	1.0	2.1	2.0
Current tax expense	3.9	1.2	5.2	1.0
Deferred tax benefit	(0.3)	—	(0.3)	(0.1)
Income from nonconsolidated affiliates	(0.9)	(0.8)	(1.8)	(2.0)
Less: (Gain) / loss on dispositions of properties	0.1	—	(13.3)	—
Less: Gain on dispositions of assets, net	(17.2)	(17.6)	(32.3)	(25.8)
EBITDAre(1)	$266.3	$267.5	$433.9	$447.0
Adjustments
Catastrophic event-related charges, net	0.1	0.4	0.1	2.8
Business combination expense	15.0	(0.2)	15.5	1.0
(Gain) / loss on remeasurement of marketable securities	32.3	(27.5)	66.8	(31.2)
(Gain) / loss on foreign currency transactions	(9.0)	0.1	(6.8)	0.1
Other (income) / expense, net(6)	(0.4)	0.2	0.2	0.7
Gain on remeasurement of notes receivable	—	(0.1)	(0.2)	(0.5)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.4)	0.1	(0.5)	—
Preferred return to preferred OP units / equity interests	3.1	3.0	6.1	5.9
Less: Income attributable to noncontrolling interests	4.2	7.0	2.0	7.3
Plus: Gain on dispositions of assets, net	17.2	17.6	32.3	25.8
Recurring EBITDA(1)	$328.4	$268.1	$549.4	$458.9

2nd Quarter 2022 Supplemental Information     11          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

2nd Quarter 2022 Supplemental Information     12          Sun Communities, Inc.

Same Property(2) Summary - MH / RV
(amounts in millions)

	Three Months Ended
	Total Same Property - MH / RV				MH				RV
	June 30, 2022	June 30, 2021	Change	% Change(a)	June 30, 2022	June 30, 2021	Change	% Change(a)	June 30, 2022	June 30, 2021	Change	% Change(a)
Financial Information
Revenue
Real property (excluding transient)	$236.4	$223.2	$13.2	5.9%	$184.0	$176.5	$7.5	4.3%	$52.4	$46.7	$5.7	12.1%
Real property - transient	65.5	65.2	0.3	0.6%	0.2	0.4	(0.2)	(42.8)%	65.3	64.8	0.5	0.8%
Other	12.7	11.9	0.8	6.5%	5.6	4.9	0.7	12.3%	7.1	7.0	0.1	2.4%
Total Operating	314.6	300.3	14.3	4.8%	189.8	181.8	8.0	4.4%	124.8	118.5	6.3	5.4%
Expense
Property Operating(10)(11)	103.6	96.6	7.0	7.3%	49.6	45.9	3.7	8.3%	54.0	50.7	3.3	6.4%
Real Property NOI(1)	$211.0	$203.7	$7.3	3.6%	$140.2	$135.9	$4.3	3.1%	$70.8	$67.8	$3.0	4.6%
(a) Percentages are calculated based on unrounded numbers.

	Six Months Ended
	Total Same Property - MH / RV				MH				RV
	June 30, 2022	June 30, 2021	Change	% Change(a)	June 30, 2022	June 30, 2021	Change	% Change(a)	June 30, 2022	June 30, 2021	Change	% Change(a)
Financial Information
Revenue
Real property (excluding Transient)	$469.5	$441.8	$27.7	6.3%	$366.5	$351.3	$15.2	4.3%	$103.0	$90.5	$12.5	13.8%
Real property - transient	104.7	95.5	9.2	9.6%	0.7	1.0	(0.3)	(30.0)%	104.0	94.5	9.5	10.1%
Other	20.2	19.1	1.1	5.8%	10.4	9.3	1.1	12.3%	9.8	9.8	—	—%
Total Operating	594.4	556.4	38.0	6.8%	377.6	361.6	16.0	4.4%	216.8	194.8	22.0	11.3%
Expense
Property Operating(10)(11)	192.5	175.4	17.1	9.7%	97.4	89.7	7.7	8.6%	95.1	85.7	9.4	11.0%
Real Property NOI(1)	$401.9	$381.0	$20.9	5.5%	$280.2	$271.9	$8.3	3.1%	$121.7	$109.1	$12.6	11.5%
(a) Percentages are calculated based on unrounded numbers.

2nd Quarter 2022 Supplemental Information     13          Sun Communities, Inc.

Same Property(2) Summary - MH / RV (Continued)
(amounts in millions)

	As of
	June 30, 2022	June 30, 2021	Change	% Change
Other Information
Number of properties	425	425	—

MH occupancy	97.3%
RV occupancy	100.0%
MH & RV blended occupancy(3)	98.0%

Adjusted MH occupancy(3)	98.0%
Adjusted RV occupancy(3)	100.0%
Adjusted MH & RV blended occupancy(3)	98.5%	96.8%	1.7%

Sites available for development	8,082	8,135	(53)

Monthly base rent per site - MH	$625	$600	$25	4.1%(13)
Monthly base rent per site - RV(12)	$558	$523	$35	6.8%(13)
Monthly base rent per site - Total(12)	$608	$582	$26	4.5%(13)

Monthly base rent per site - MH Rental Program	$1,168	$1,070	$98	9.2%
2nd Quarter 2022 Supplemental Information     14          Sun Communities, Inc.

Same Property(2) Summary - Marina
(amounts in millions)

	Three Months Ended
	June 30, 2022	June 30, 2021	Change	% Change(a)
Financial Information
Revenue
Real property (excluding transient)	$57.6	$53.7	$3.9	7.4%
Real property - transient	3.7	4.1	(0.4)	(9.3)%
Other	3.3	3.2	0.1	3.8%
Total Operating	64.6	61.0	3.6	6.1%
Expense
Property Operating(10)	17.2	16.7	0.5	3.4%
Real Property NOI(1)	$47.4	$44.3	$3.1	7.1%
(a) Percentages are calculated based on unrounded numbers.

	Six Months Ended
	June 30, 2022	June 30, 2021	Change	% Change(a)
Financial Information
Revenue
Real property (excluding Transient)	$103.4	$97.0	$6.4	6.6%
Real property - transient	5.1	5.0	0.1	2.5%
Other	5.7	4.9	0.8	14.3%
Total Operating	114.2	106.9	7.3	6.8%
Expense
Property Operating(10)	41.6	37.8	3.8	10.0%
Real Property NOI(1)	$72.6	$69.1	$3.5	5.0%
(a) Percentages are calculated based on unrounded numbers.

	As of
	June 30, 2022	June 30, 2021	Change	% Change
Other Information
Number of properties	101	101	—	—%
Wet slip and dry storage spaces	35,616	35,744	(128)	(0.4)%

Same Property results for the quarter and six months ended June 30, 2021, include reclassification of $8.3 million of expense, net from Real property operating expense to Service, retail, dining and entertainment expense to more precisely align certain revenues and expenses within Real property results and Service, retail, dining and entertainment results. The reclassifications had no impact on previously reported total portfolio Marina NOI.
2nd Quarter 2022 Supplemental Information     15          Sun Communities, Inc.

UK Operations Summary
(amounts in millions, except for statistical data)

April 8, 2022 to June 30, 2022

Financial Information
Revenues
Real property (excluding transient)	$16.9
Real property - transient	12.9
Other	0.6
Total Operating	30.4
Expenses
Property Operating(10)	15.0
Real Property NOI(1)	15.4

Home sales
Revenue	60.6
Cost of home sales	32.1
Home selling expenses	2.3
NOI(1)	26.2

Retail, dining and entertainment
Revenue	11.5
Expense	12.6
Net Operating Loss	(1.1)

UK Operations NOI(1)	$40.5

Statistical information
Number of properties	53
Developed sites	17,330
Occupied sites	15,841
Occupancy %	91.4%
Sites available for development	1,987

Home Sales
New home sales volume	255
Pre-owned home sales volume	480
Total home sales volume	735

2nd Quarter 2022 Supplemental Information     16          Sun Communities, Inc.

Acquisitions and Other Summary - (excluding UK Operations)(14)
(amounts in millions, except for statistical data)

	Three Months Ended	Six Months Ended
	June 30, 2022	June 30, 2022
Financial Information
Revenues
Real property (excluding transient)	$30.7	$58.5
Real property - transient	15.9	20.4
Other	4.2	6.2
Total Operating	50.8	85.1
Expenses
Property Operating(10)	19.8	37.4
Real Property NOI(1)	$31.0	$47.7

Other Information		June 30, 2022
Number of properties		106
MH and RV Developed sites		23,583
MH and RV Occupied sites		20,964
MH and RV Occupancy %		88.9%
Transient sites		10,850
Wet slips and dry storage spaces		10,289

2nd Quarter 2022 Supplemental Information     17          Sun Communities, Inc.

Home Sales Summary - (excluding UK home sales)
(amounts in millions, except for *)

	Three Months Ended				Six Months Ended
	June 30, 2022	June 30, 2021	Change	% Change	June 30, 2022	June 30, 2021	Change	% Change
Financial Information
New Homes
New home sales	$37.1	$34.7	$2.4	6.9%	$63.7	$57.7	$6.0	10.4%
New home cost of sales	29.9	28.2	1.7	6.0%	51.5	46.9	4.6	9.8%
Gross profit – new homes	7.2	6.5	0.7	10.8%	12.2	10.8	1.4	13.0%
Gross margin % – new homes	19.4%	18.7%	0.7%		19.2%	18.7%	0.5%
Average selling price – new homes*	$164,159	$153,132	$11,027	7.2%	$170,321	$153,545	$16,776	10.9%

Pre-owned Homes
Pre-owned home sales	$45.0	$47.1	$(2.1)	(4.5)%	$83.1	$76.3	$6.8	8.9%
Pre-owned home cost of sales	24.2	26.0	(1.8)	(6.9)%	44.0	44.6	(0.6)	(1.3)%
Gross profit – pre-owned homes	20.8	21.1	(0.3)	(1.4)%	39.1	31.7	7.4	23.3%
Gross margin % – pre-owned homes	46.2%	44.9%	1.3%		47.1%	41.7%	5.4%
Average selling price – pre-owned homes*	$59,920	$50,577	$9,343	18.5%	$57,708	$47,195	$10,513	22.3%

Total Home Sales
Revenue from home sales	$82.1	$81.8	$0.3	0.4%	$146.8	$134.0	$12.8	9.6%
Cost of home sales	54.1	54.2	(0.1)	(0.2)%	95.5	91.5	4.0	4.4%
Home selling expenses	4.4	4.6	(0.2)	(4.3)%	8.9	8.9	—	—%
Home Sales NOI(1)	$23.6	$23.0	$0.6	2.6%	$42.4	$33.6	$8.8	26.2%

Other Information
New home sales volume*	226	227	(1)	(0.4)%	374	376	(2)	(0.5)%
Pre-owned home sales volume*	751	931	(180)	(19.3)%	1,440	1,617	(177)	(10.9)%
Total home sales volume*	977	1,158	(181)	(15.6)%	1,814	1,993	(179)	(9.0)%

Refer to the UK Operations Summary on page 16 for financial information related to our home sales in the UK.
2nd Quarter 2022 Supplemental Information     18          Sun Communities, Inc.

Rental Program Summary
(amounts in millions, except for *)

	Three Months Ended				Six Months Ended
	June 30, 2022	June 30, 2021	Change	% Change	June 30, 2022	June 30, 2021	Change	% Change
Financial Information
Revenues	$32.1	$35.8	$(3.7)	(10.3)%	$64.3	$71.9	$(7.6)	(10.6)%
Expenses	5.0	4.6	0.4	8.7%	9.9	9.8	0.1	1.0%
Rental Program NOI(1)	$27.1	$31.2	$(4.1)	(13.1)%	$54.4	$62.1	$(7.7)	(12.4)%

Other Information
Number of sold rental homes*	193	281	(88)	(31.3)%	370	492	(122)	(24.8)%
Number of occupied rentals, end of period*					9,204	10,951	(1,747)	(16.0)%
Investment in occupied rental homes, end of period					$535.0	$601.8	$(66.8)	(11.1)%
Weighted average monthly rental rate, end of period*					$1,162	$1,065	$97	9.1%

2nd Quarter 2022 Supplemental Information     19          Sun Communities, Inc.

Marina Portfolio Summary
(amounts in millions, except for statistical data)

	Three Months Ended				Six Months Ended
	June 30, 2022	June 30, 2021	Change	% Change	June 30, 2022	June 30, 2021	Change	% Change
Financial Information
Revenues
Real property (excluding transient)	$82.0	$61.9	$20.1	32.5%	$149.0	$108.0	$41.0	38.0%
Real property - transient	5.1	4.2	0.9	21.4%	7.6	5.1	2.5	49.0%
Other	4.5	3.0	1.5	50.0%	7.4	4.6	2.8	60.9%
Total Operating	91.6	69.1	22.5	32.6%	164.0	117.7	46.3	39.3%
Expenses
Property Operating(10)	23.8	19.1	4.7	24.6%	57.0	42.7	14.3	33.5%
Real Property NOI(1)	67.8	50.0	17.8	35.6%	107.0	75.0	32.0	42.7%

Service, retail, dining and entertainment
Revenue	127.3	82.9	44.4	53.6%	198.5	127.3	71.2	55.9%
Expense	113.5	70.1	43.4	61.9%	173.3	108.1	65.2	60.3%
NOI(1)	13.8	12.8	1.0	7.8%	25.2	19.2	6.0	31.3%

Marina NOI(1)	$81.6	$62.8	$18.8	29.9%	$132.2	$94.2	$38.0	40.3%

Statistical information
Number of properties					130	114	16	14.0%
Total wet slips and dry storage spaces					45,905	40,179	5,726	14.3%

Marina Property results for the quarter and six months ended June 30, 2021, include reclassification of $8.4 million of expense, net from Real property operating expense to Service, retail, dining and entertainment expense to more precisely align certain revenues and expenses within Real property results and Service, retail, dining and entertainment results. The reclassifications had no impact on previously reported total portfolio Marina NOI.

2nd Quarter 2022 Supplemental Information     20          Sun Communities, Inc.

MH and RV Property Summary(15) - (excluding UK Operations)

	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
FLORIDA
Properties	129	129	132	131	129
MH & Annual RV Developed sites	41,076	40,774	40,783	40,500	40,171
Occupied MH & Annual RV	40,390	40,046	40,019	39,747	39,402
MH & Annual RV Occupancy %	98.3%	98.2%	98.1%	98.1%	98.1%
Transient RV sites	5,347	5,648	5,950	6,163	5,895
Sites for development	1,380	1,243	1,268	1,414	1,414
MICHIGAN
Properties	84	84	84	83	75
MH & Annual RV Developed sites	32,348	32,318	32,257	31,997	29,600
Occupied MH & Annual RV	31,165	31,132	31,061	30,782	28,671
MH & Annual RV Occupancy %	96.3%	96.3%	96.3%	96.2%	96.9%
Transient RV sites	776	806	869	554	509
Sites for development	1,450	1,422	1,422	1,481	1,182
CALIFORNIA
Properties	38	36	36	37	36
MH & Annual RV Developed sites	7,159	6,759	6,787	6,760	6,736
Occupied MH & Annual RV	7,053	6,691	6,672	6,642	6,613
MH & Annual RV Occupancy %	98.5%	99.0%	98.3%	98.3%	98.2%
Transient RV sites	2,154	2,174	2,147	2,410	2,416
Sites for development	942	694	534	534	127
TEXAS
Properties	31	30	30	26	25
MH & Annual RV Developed sites	8,611	8,257	8,192	8,004	7,947
Occupied MH & Annual RV	8,115	8,071	8,006	7,805	7,731
MH & Annual RV Occupancy %	94.2%	97.7%	97.7%	97.5%	97.3%
Transient RV sites	2,447	2,475	2,576	2,131	1,835
Sites for development	2,266	1,184	1,184	1,066	1,194
ONTARIO, CANADA
Properties	16	16	16	16	16
MH & Annual RV Developed sites	4,543	4,410	4,363	4,361	4,302
Occupied MH & Annual RV	4,543	4,410	4,363	4,361	4,302
MH & Annual RV Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
Transient RV sites	696	827	874	807	870
Sites for development	1,486	1,429	1,429	1,525	1,525
CONNECTICUT
Properties	16	16	16	16	16
MH & Annual RV Developed sites	1,901	1,896	1,902	1,901	1,901
Occupied MH & Annual RV	1,769	1,756	1,765	1,760	1,757
MH & Annual RV Occupancy %	93.1%	92.6%	92.8%	92.6%	92.4%
Transient RV sites	104	109	103	104	104
Sites for development	—	—	—	—	—
MAINE
Properties	15	15	15	13	13
MH & Annual RV Developed sites	2,287	2,449	2,424	2,220	2,204
Occupied MH & Annual RV	2,203	2,365	2,339	2,136	2,127
MH & Annual RV Occupancy %	96.3%	96.6%	96.5%	96.2%	96.5%
Transient RV sites	1,143	981	1,007	776	792
Sites for development	180	180	180	30	30
2nd Quarter 2022 Supplemental Information     21          Sun Communities, Inc.

MH and RV Property Summary(15) - (excluding UK Operations)

	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
ARIZONA
Properties	13	12	12	12	14
MH & Annual RV Developed sites	4,416	4,184	4,123	4,071	4,401
Occupied MH & Annual RV	4,040	3,994	3,917	3,853	4,116
MH & Annual RV Occupancy %	91.5%	95.5%	95.0%	94.6%	93.5%
Transient RV sites	1,087	1,124	1,185	1,237	1,260
Sites for development	6	—	—	—	—
INDIANA
Properties	12	12	12	12	12
MH & Annual RV Developed sites	3,186	3,184	3,174	3,057	3,087
Occupied MH & Annual RV	3,068	3,049	3,047	2,963	2,970
MH & Annual RV Occupancy %	96.3%	95.8%	96.0%	96.9%	96.2%
Transient RV sites	990	992	1,002	1,089	1,089
Sites for development	177	177	177	204	277
NEW JERSEY
Properties	11	11	11	9	8
MH & Annual RV Developed sites	2,801	2,599	2,554	2,551	2,396
Occupied MH & Annual RV	2,801	2,599	2,554	2,551	2,396
MH & Annual RV Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
Transient RV sites	1,239	1,395	1,436	899	762
Sites for development	262	262	262	262	262
COLORADO
Properties	10	10	10	10	10
MH & Annual RV Developed sites	2,552	2,552	2,552	2,552	2,453
Occupied MH & Annual RV	2,445	2,450	2,442	2,431	2,420
MH & Annual RV Occupancy %	95.8%	96.0%	95.7%	95.3%	98.7%
Transient RV sites	987	987	987	987	987
Sites for development	1,740	1,744	1,744	1,629	1,225
NEW HAMPSHIRE
Properties	10	10	10	10	10
MH & Annual RV Developed sites	1,741	1,743	1,748	1,777	1,777
Occupied MH & Annual RV	1,737	1,736	1,740	1,769	1,769
MH & Annual RV Occupancy %	99.8%	99.6%	99.5%	99.5%	99.5%
Transient RV sites	658	655	650	602	602
Sites for development	111	111	111	111	151
NEW YORK
Properties	10	10	10	10	10
MH & Annual RV Developed sites	1,498	1,495	1,482	1,457	1,457
Occupied MH & Annual RV	1,472	1,466	1,455	1,432	1,428
MH & Annual RV Occupancy %	98.3%	98.1%	98.2%	98.3%	98.0%
Transient RV sites	1,643	1,646	1,659	1,684	1,684
Sites for development	778	371	371	371	371
VIRGINIA
Properties	10	10	10	9	9
MH & Annual RV Developed sites	1,274	1,259	1,253	1,238	1,198
Occupied MH & Annual RV	1,270	1,255	1,251	1,237	1,194
MH & Annual RV Occupancy %	99.7%	99.7%	99.8%	99.9%	99.7%
Transient RV sites	2,165	2,181	2,182	1,956	1,996
Sites for development	752	367	367	162	162
2nd Quarter 2022 Supplemental Information     22          Sun Communities, Inc.

MH and RV Property Summary(15) - (excluding UK Operations)

	6/30/2022		3/31/2022	12/31/2021	9/30/2021	6/30/2021
OHIO
Properties	9		9	9	9	9
MH & Annual RV Developed sites	2,797		2,796	2,796	2,796	2,797
Occupied MH & Annual RV	2,746		2,755	2,759	2,753	2,770
MH & Annual RV Occupancy %	98.2%		98.5%	98.7%	98.5%	99.0%
Transient RV sites	128		129	129	129	128
Sites for development	53		22	22	22	22
OTHER STATES
Properties	64		64	64	61	63
MH & Annual RV Developed sites	12,763		12,725	12,771	12,699	13,828
Occupied MH & Annual RV	12,483		12,412	12,443	12,390	13,344
MH & Annual RV Occupancy %	97.8%		97.5%	97.4%	97.6%	96.5%
Transient RV sites	7,118		7,138	7,091	6,394	6,103
Sites for development	1,611		1,601	1,601	1,501	1,501
TOTAL - MH AND RV PORTFOLIO
Properties	478		474	477	464	455
MH & Annual RV Developed sites	130,953		129,400	129,161	127,941	126,255
Occupied MH & Annual RV	127,300		126,187	125,833	124,612	123,010
MH & Annual RV Occupancy %	97.2%	(16)	97.5%	97.4%	97.4%	97.4%
Transient RV sites	28,682		29,267	29,847	27,922	27,032
Sites for development(17)	13,194		10,807	10,672	10,312	9,443
MH Communities age restricted	123		123	121	121	120

MH and RV Property Summary - UK Operations

	6/30/2022	3/31/2022
UNITED KINGDOM
Properties	53	1
MH & Annual RV Developed sites	17,330	616
Occupied MH & Annual RV	15,841	584
MH & Annual RV Occupancy %	91.4%	94.8%
Transient RV sites	3,349	—
Sites for development	1,987	570

2nd Quarter 2022 Supplemental Information     23          Sun Communities, Inc.

Marina Property Summary(a)

	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
FLORIDA
Properties	20	20	20	19	18
Total wet slips and dry storage spaces	5,106	5,235	5,233	4,825	4,528
RHODE ISLAND
Properties	12	12	12	12	11
Total wet slips and dry storage spaces	3,421	3,465	3,485	3,485	3,302
CONNECTICUT
Properties	11	11	11	11	11
Total wet slips and dry storage spaces	3,325	3,307	3,299	3,299	3,299
CALIFORNIA
Properties	9	9	9	8	7
Total wet slips and dry storage spaces	4,133	4,118	3,940	3,527	2,884
MARYLAND
Properties	9	9	9	8	8
Total wet slips and dry storage spaces	2,608	2,665	2,645	2,409	2,409
MASSACHUSETTS
Properties	9	9	9	9	9
Total wet slips and dry storage spaces	2,517	2,518	2,546	2,546	2,546
NEW YORK
Properties	8	8	8	8	8
Total wet slips and dry storage spaces	2,786	2,822	2,783	2,783	2,783
OTHER STATES
Properties	52	50	47	45	42
Total wet slips and dry storage spaces	22,009	21,595	21,224	20,741	18,428
TOTAL - MARINA PORTFOLIO
Properties	130	128	125	120	114
Total wet slips and dry storage spaces	45,905	45,725	45,155	43,615	40,179
(a) Total wet slips and dry storage spaces are adjusted periodically based on site configuration and usability.

2nd Quarter 2022 Supplemental Information     24          Sun Communities, Inc.

Acquisitions, Development and Capital Improvements
(amounts in millions, except for *)

	Six Months Ended		Year Ended
	June 30, 2022		December 31, 2021		December 31, 2020
	MH / RV	Marina	MH / RV	Marina	MH / RV	Marina
Financial information
Acquisitions(18)	$2,482.6	$220.7	$944.3	$852.9	$571.9	$2,533.7
Expansion and Development(19)	119.4	3.3	191.8	9.9	248.2	—
Recurring Capital Expenditures(20)	22.9	10.5	45.3	19.3	31.4	2.1
Lot Modifications(21)	14.4	N/A	28.8	N/A	29.4	N/A
Growth Projects(22)	17.9	31.6	25.6	51.4	28.3	—
Rebranding(23)	10.7	N/A	6.1	N/A	N/A	N/A
Total	$2,667.9	$266.1	$1,241.9	$933.5	$909.2	$2,535.8

Other Information
Recurring Capital Expenditures Average / Site*	$178	$267	$371	$491	$265	N/A

2nd Quarter 2022 Supplemental Information     25          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs - (excluding UK Operations)

Locations	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	1,067	687	98	186	902
Michigan	284	104	35	787	130
Ontario, Canada	425	180	43	19	169
Texas	229	109	44	132	47
Arizona	64	123	30	12	97
Indiana	25	21	5	109	14
Ohio	41	(13)	—	58	9
California	81	47	14	6	73
Colorado	2	3	14	17	28
Connecticut	21	4	25	2	21
New York	57	17	5	4	7
New Hampshire	1	(3)	3	1	28
Maine	84	35	10	11	6
New Jersey	122	247	2	1	7
Virginia	134	19	—	5	5
Other states	446	40	46	90	78
Six Months Ended June 30, 2022	3,083	1,620	374	1,440	1,621

Total For Year Ended	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2021	5,276	2,483	732	3,356	3,528
2020	5,365	2,505	570	2,296	2,557

Percentage Trends	Resident Move-outs	Resident Re-sales
2022 TTM	2.7%	6.7%
2021	2.7%	8.4%
2020	3.3%	6.9%

2nd Quarter 2022 Supplemental Information     26          Sun Communities, Inc.

Footnotes and Definitions

(1)Investors in and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), and earnings before interest, tax, depreciation and amortization ("EBITDA") as supplemental performance measures. The Company believes that FFO, NOI and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.
•FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles ("GAAP") depreciation and amortization of real estate assets.
•NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.
•EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business ("Core FFO"). In addition, the Company calculates Constant Currency Core FFO by translating the operating results from the UK, Canada and Australia at the weighted average foreign currency rates used for the guidance. The Company believes that Core FFO and Constant Currency Core FFO provide enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
2nd Quarter 2022 Supplemental Information     27          Sun Communities, Inc.

EBITDA as defined by NAREIT (referred to as "EBITDAre") is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA").
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2)Same Property results for our MH and RV properties reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at the 2022 average exchange rate of 0.7835 USD per Canadian dollar.
(3)The Same Property MH and RV blended occupancy for 2022 is derived from 124,700 developed sites, of which 122,177 were occupied. The Same Property adjusted MH and RV blended occupancy percentage is derived from 124,021 developed sites, of which 122,177 were occupied. The number of developed sites excludes RV transient sites and nearly 1,500 recently completed but vacant MH expansion sites.
The Same Property adjusted MH and RV blended occupancy percentage for 2021 has been adjusted to reflect incremental period-over-period growth from newly occupied expansion sites and the conversion of transient RV sites to annual RV sites.
(4)The effect of certain anti-dilutive convertible securities is excluded from these items.
(5)Revenue producing site net gains do not include occupied sites acquired during that year.
(6)Other income / (expense), net was as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Contingent consideration expense	$—	$—	$—	$(0.1)
Long term lease termination benefit	0.3	—	0.3	—
Repair reserve on repossessed homes	0.1	(0.2)	(0.5)	(0.6)
Other income / (expense), net	$0.4	$(0.2)	$(0.2)	$(0.7)

(7)Line of credit and other debt includes borrowings under the Company's $4.2 billion senior credit facility and a $24.6 million unsecured term loan which had been secured prior to July 1, 2021.
Line of credit and other debt previously included borrowings under the Company's $2.0 billion credit facility, the debt under the Company's $12.0 million MH floor plan facility, which was terminated in October 2021, and the unsecured term loan which had been secured prior to July 1, 2021.
(8)Business combination expense and other acquisition related costs represent (a) nonrecurring integration expenses associated with new acquisitions deemed to be business combinations during the three and six months ended June 30, 2022 and 2021, (b) Costs associated with potential acquisitions that will not close, (c) costs associated with the termination of the bridge loan commitment during the three months ended March 31, 2022 related to the acquisition of Park Holidays and (d) expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
2nd Quarter 2022 Supplemental Information     28          Sun Communities, Inc.

(9)Other adjustments, net was as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Contingent consideration expense	$—	$0.2	$—	$0.3
Long term lease termination benefit	(0.3)	—	(0.3)	—
Deferred tax (benefit) / expense	(0.3)	0.1	(0.3)	(0.1)
RV rebranding non-recurring cost	0.3	—	2.2	—
Accelerated deferred compensation amortization	0.1	—	0.1	—
Gain on sale of investment in a non-consolidated affiliate	(0.3)	—	(0.3)	—
Other adjustments, net	$(0.5)	$0.3	$1.4	$0.2

(10)Same Property results for our MH, RV and Marina properties, UK Operations results, and Acquisitions and Other results, net certain utility revenue against the related utility expense in Property Operating expense as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Same Property MH / RV	$19.0	$17.4	$38.6	$34.7
Same Property Marina	2.9	2.9	5.4	5.5
UK Operations	2.5	N/A	2.5	N/A
Acquisition and Other	2.9	1.1	5.4	2.3
Total	$27.3	$21.4	$51.9	$42.5
Marina portfolio results (page 20) nets $4.9 million and $3.7 million of utility revenue against the related utility expense in property operating and maintenance expense for the three months ended June 30, 2022 and 2021, respectively. Marina portfolio results net $9.2 million and $6.3 million of utility revenue against the related utility expense in property operating and maintenance expense for the six months ended June 30, 2022 and 2021, respectively. These amounts are included within Same Property Marina and Acquisition and Other in the table above.
(11)Same Property supplies and repair expense for our MH and RV properties excludes $0.4 million and $0.8 million for the three and six months ended June 30, 2021, respectively, of expenses incurred for recently acquired properties to bring the properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
(12)Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(13)Calculated using actual results without rounding.
(14)Acquisitions and Other is comprised of recent acquisitions, recently opened ground-up development projects in stabilization and properties undergoing redevelopment.
(15)MH and annual RV developed sites, Occupied MH and annual RV, and MH and annual RV occupancy percentage includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(16)As of June 30, 2022, total portfolio MH occupancy was 96.3 percent inclusive of the impact of nearly 1,500 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(17)Total sites for development were comprised of 71.1 percent for expansion, 25.2 percent for greenfield development and 3.7 percent for redevelopment.
(18)Capital expenditures related to acquisitions represent the purchase price of existing operating properties (including marinas) and land parcels to develop expansions or new properties. Expenditures consist of capital improvements identified during due diligence that are necessary to bring the communities, resorts and marinas to the Company's operating standards. These costs for the six months ended June 30, 2022, include $40.1 million at our MH and RV properties and $83.0 million at our Marina properties. For the years ended December 31, 2021 and 2020, these costs were $75.8 million at our MH and RV properties and $100.7 million at our Marina properties, and $40.6 million at our MH and RV properties, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
2nd Quarter 2022 Supplemental Information     29          Sun Communities, Inc.

(19)Expansion and development expenditures consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete home and RV site improvements, such as driveways, sidewalks and landscaping at our MH communities and RV resorts. Expenditures also include costs to rebuild after damage has been incurred at MH, RV or Marina properties, and research and development.
(20)Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the communities, resorts and marinas. Recurring capital expenditures at our MH and RV properties include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at our Marinas include items such as: dredging, dock repairs and improvements, and equipment maintenance and upgrades. The minimum capitalized amount is five hundred dollars.
(21)Lot modification capital expenditures are incurred to modify the foundational structures required to set a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts.
(22)Growth projects consist of revenue generating or expense reducing activities at MH communities, RV resorts and Marinas. This includes, but is not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.
(23)Rebranding includes new signage at our RV resorts and costs of building an RV mobile application and updated website.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
2nd Quarter 2022 Supplemental Information     30          Sun Communities, Inc.